Exhibit 10.31

AMENDMENT NO. 4 TO AGREEMENT
FOR THE PURCHASE OF ALL OF THE
SHARES OF CAPITAL STOCK OF
COLLINS CONSTRUCTION, INC.

THIS FOURTH AMENDMENT (the “Amendment”) is entered into on this _____day of November 2010, and amends the Agreement For The Purchase Of All Of Shares Of Capital Stock Of Collins Construction, Inc., by and among Collins Construction, Inc., a Colorado corporation (“Collins”), the security holders of Collins (the “Sellers”) and GeoBio Energy, Inc., a publicly traded Colorado corporation (“GeoBio”), executed on or around March 31, 2010 (the “Agreement”), as amended by that Amendment No. 1 executed on or around June 1, 2010 (“Amendment No. 1”), as further amended by that Amendment No. 2 executed on or around June 14, 2010 (“Amendment No. 2”), and further amended by that Amendment No. 3 executed on or around September 7, 2010 (“Amendment No. 3”).

WHEREAS, in accordance with the First Amendment to the Agreement, the Purchaser elected and the Seller agreed, pursuant to Section 1.06 of the Agreement, to extend the Closing Date, as originally defined in 1.05 and as set forth in Section 4.01 of the Agreement as June 1, 2010, to July 16, 2010;

WHEREAS, in accordance with the Second Amendment to the Agreement, the Purchaser and the Sellers agreed to extend the Closing Date to September 15, 2010;

WHEREAS, in accordance with the Third Amendment to the Agreement, the Purchaser and the Sellers agreed to extend the Closing Date to November 30, 2010; and

WHEREAS, the Purchaser and the Sellers now desire to further extend the Closing Date as set forth the below;

WHEREAS, all capitalized terms set forth herein retain their meaning as set forth in the Agreement, unless otherwise defined herein; and

WHEREAS, except as set forth herein, all other terms to the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions combined herein, the parties hereto agree to amend the Agreement as follows:

1.
Section 1.05 and Section 4.01of the Agreement, Section 1.05 of Amendment No. 1, Section 1 of Amendment No. 2, and Section 1 of Amendment No. 3 are amended to extend the Closing Date until, and restate the Closing Date as, the date that is on or prior to ninety (90) days following the date that Collins and Exxon Mobil Global Services Company renew their Master Services Agreement, which was previously renewed and amended on or around August 19, 2009.

2.	Except as set forth herein, all other terms to the Agreement, Amendment No.1, Amendment No. 2 and Amendment No. 3 shall remain in full force and effect.

3.
This Amendment to the Agreement, Amendment No.1, Amendment No. 2 and Amendment No. 3, set forth the entire understanding and agreement of the parties, and supersede any and all prior contemporaneous oral or written agreements or understandings between the parties as to the subject matter of this Amendment.  This Amendment shall be governed by the laws of the State of Colorado.

4.	This Amendment may be executed by facsimile and in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature blocks appear on the following page]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date set forth above:

COLLINS CONSTRUCTION, INC.

THE SELLERS

By: Frank W. Collins
Its: President

THE SELLERS:

____________________________________
Frank W. Collins

____________________________________
Joshua Goodsell

GEOBIO ENERGY, INC.

By: John L. Sams
Its: Chief Executive Officer, Chairman

Amendment No. 4 to Stock Purchase
GeoBio Energy-Collins